Exhibit 99.1

CNX Reports Preliminary First Quarter Results

PITTSBURGH, April 27, 2018 - CNX Resources Corporation (NYSE: CNX) (“CNX”) announced today the preliminary results for the quarter ended March 31, 2018, which include the following:

•	Net Income (Consolidated): Net income of between $518 million and $573 million, which includes a gain on the remeasurement to fair value of the previously held equity interest, compared to a net loss of $39 million in the first quarter of 2017.

•	Total Revenues: Total revenues and other operating income, which beginning January 3, 2018 includes revenues from third-party customers of CNX Midstream Partners LP (“CNXM”), of between $471 million and $521 million, compared to $320 million in the first quarter of 2017.

•	Production Volumes: Production volumes of between 123 Bcfe and 136 Bcfe, compared to 95.0 Bcfe sold in the first quarter of 2017.

•	Production Costs: Production costs of between $2.00 per Mcfe and $2.21 Mcfe, compared to $2.32 per Mcfe in first quarter of 2017.

•	Capital Expenditures (Consolidated): Capital expenditures of between $221 million and $244 million, compared to $104 million in the first quarter of 2017.

•	Asset Sales: Proceeds from asset sales of between $97 million and $107 million, compared to proceeds from asset sales of $10 million in the first quarter of 2017.

•	EBITDA from Continuing Operations: EBITDA from Continuing Operations of between $876 million and $968 million, which includes a gain on the remeasurement to fair value of the previously held equity interest, compared to an EBITDA loss of $2 million in the first quarter of 2017.

•	Adjusted EBITDAX from Continuing Operations (Consolidated): Adjusted EBITDAX from continuing operations of between $245 million and $271 million, compared to $124 million in the year-earlier quarter.

•	The company bought back 5.8 million additional shares during the first quarter, bringing the total amount of shares repurchased since the inception of the program in September 2017 to over 13 million shares for $200 million, as of April 16, 2018. CNX’s shares outstanding were 217,910,959 also as of April 16, 2018. The company has approximately $250 million remaining on its one-year share repurchase program of up to $450 million.

Note: The terms “EBITDA from Continuing Operations,” and “Adjusted EBITDAX from Continuing Operations,” are non-GAAP financial measures, which are defined and reconciled to the GAAP net income below, under the caption “Non-GAAP Financial Measures.”

CNX Earnings Release and Conference Call Information

CNX will issue its full first quarter earnings release at 6:45 a.m. Eastern Time on Thursday, May 3. This will be followed by a conference call at 10:00 a.m. Eastern Time. To participate in the call, dial in at 888-243-4451 (toll free) or 412-542-4135 (international) and reference the CNX Resources call. A live webcast will be available on the ‘Investor Relations’ page of the company’s website, www.cnx.com. Also, earnings call slides will be available at 6:45 a.m. Eastern Time on Thursday, May 3, on the ‘Investor Relations’ page of the company’s website.

About CNX Resources

CNX Resources Corporation (NYSE: CNX) is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin. CNX deploys an organic growth strategy focused on responsibly developing its resource base. As of December 31, 2017, CNX had 7.6 trillion cubic feet equivalent of proved natural gas reserves. CNX is a member of the Standard & Poor’s Midcap 400 Index. Additional information may be found at www.cnx.com.

CNXM Earnings Release and Conference Call Information

CNX Midstream Partners LP (NYSE: CNXM) will also issue its first quarter earnings release at 6:45 a.m. Eastern Time on Thursday, May 3. CNX Midstream will host its earnings conference call at 11:30 a.m. Eastern Time. To participate in the call, dial in at 888-349-0097 (toll free) or 412-902-0126 (international) and reference the CNX Midstream Partners call. A live webcast will also be available on the ‘Investor Relations’ page of the company’s website, www.cnxmidstream.com.

About CNX Midstream Partners

CNX Midstream Partners is a growth-oriented master limited partnership that owns, operates, develops and acquires gathering and other midstream energy assets to service natural gas production in the Appalachian Basin in Pennsylvania and West Virginia. Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities. More information is available at our website www.cnxmidstream.com.

Non-GAAP Financial Measures

Definition: EBIT is defined as earnings before deducting net interest expense (interest expense less interest income) and income taxes. EBITDA from continuing operations is defined as earnings before deducting net interest expense (interest expense less interest income), income taxes and depreciation, depletion and amortization. Adjusted EBITDAX from continuing operations is defined as EBITDA after adjusting for the discrete items listed below, including exploration expense. Although EBIT, EBITDA from continuing operations, and Adjusted EBITDAX from continuing operations are not measures of performance calculated in accordance with generally accepted accounting principles, management believes that they are useful to an investor in evaluating CNX Resources because they are widely used to evaluate a company’s operating performance. We exclude stock-based compensation from Adjusted EBITDAX from continuing operations because we do not believe it accurately reflects the actual operating expense incurred during the relevant period and may vary widely from period to period irrespective of operating results. Investors should not view these metrics as a substitute for measures of performance that are calculated in accordance with generally accepted accounting principles. In addition, because all companies do not calculate EBIT, EBITDA from continuing operations, or Adjusted EBITDAX from continuing operations identically, the presentation here may not be comparable to similarly titled measures of other companies.

Reconciliation of EBIT, EBITDA from continuing operations and Adjusted EBITDAX from continuing operations to financial net income attributable to CNX Resources Shareholders is as follows (dollars in 000):

Dollars in thousands	Total Company - Low	Total Company - High	Total Company - 2017
Net Income (Loss)*	$518	$573	$(39)

Less: Income from Discontinued Operations			(52)
Add: Interest Expense	37	40	42
Less: Interest Income	—	—	(1)
Add: Income Taxes (Benefit)	203	224	(48)

Earnings Before Interest & Taxes (EBIT)	758	837	(98)

Add: Depreciation, Depletion & Amortization	118	131	96

Earnings Before Interest, Taxes and DD&A (EBITDA) from Continuing Operations	$876	$968	$(2)

Total Pre-tax Adjustments*	(631)	(697)	126

Adjusted EBITDAX from Continuing Operations	$245	$271	$124

*	Includes a gain on the remeasurement to fair value of the previously held equity interest of between $590 million and $645 million related to the acquisition of NBL Midstream, LLC’s interest in CNX Gathering LLC on January 3, 2018.

Net Debt Attributable to CNX Resources Shareholders	March 31, 2018
	Total Company - Low	Total Company - High
Total Debt (GAAP)[1]	$2,163	$2,274
Less Cash and Cash Equivalents	80	85

Net Debt (Non-GAAP)	2,083	2,189
Net Debt Attributable to Noncontrolling Interest[2]	254	267

Net Debt Attributable to CNX Resources Shareholders	$1,829	$1,922

[1]	Includes current portion.
[2]	Calculated by taking an average noncontrolling interest percentage of 63.91%

Cautionary Statements

We are including the following cautionary statement in this press release to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of us. With the exception of historical matters, the matters discussed in this press release are forward-looking statements (as defined in 21E of the Securities Exchange Act of 1934 (the “Exchange Act”)) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” “will,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe a strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: prices for natural gas and natural gas liquids are volatile and can fluctuate widely based upon a number of factors beyond our control including oversupply relative to the demand for our products, weather and the price and availability of alternative fuels; an extended decline in the prices we receive for our natural gas and natural gas liquids affecting our operating results and cash flows; our dependence on gathering, processing and transportation facilities and other midstream facilities owned by CNXM and others; disruption of, capacity constraints in, or proximity to pipeline systems that could limit sales of our natural gas and natural gas liquids, and decreases in availability of third-party pipelines or other midstream facilities interconnected to CNXM’s gathering systems; uncertainties in estimating our economically recoverable natural gas reserves, and inaccuracies in our estimates; the high-risk nature of drilling natural gas wells; our identified drilling locations are scheduled out over multiple years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their drilling; the impact of potential, as well as any adopted environmental regulations including any relating to greenhouse gas emissions on our operating costs as well as on the market for natural gas and for our securities; environmental regulations introduce uncertainty that could adversely impact the market for natural gas with potential short and long-term liabilities; the risks inherent in natural gas operations, including our reliance upon third party contractors, being subject to unexpected disruptions, including geological conditions, equipment failure, timing of completion of significant construction or repair of equipment, fires, explosions, accidents and weather conditions that could impact financial results; decreases in the availability of, or increases in the price of, required personnel, services, equipment, parts and raw materials to support our operations; if natural gas prices remain depressed or drilling efforts are unsuccessful, we may be required to record write-downs of our proved natural gas properties; a loss of our competitive position because of the competitive nature of the natural gas industry or overcapacity in this industry impairing our profitability; deterioration in the economic conditions in any of the industries in which our customers operate, a domestic or worldwide financial downturn, or negative credit market conditions; hedging activities may prevent us from benefiting from price increases and may expose us to other risks; our inability to collect payments from customers if their creditworthiness declines or if they fail to honor their contracts; existing and future government laws, regulations and other legal requirements that govern our business may increase our costs of doing business and may restrict our operations; significant costs and liabilities may be incurred as a result of pipeline and related facility integrity management program testing and any related pipeline repair or preventative or remedial measures; our ability to find adequate water sources for our use in natural gas drilling, or our ability to dispose of or recycle water used or removed from strata in connection with our gas operations at a reasonable cost and within applicable environmental rules; the outcomes of various legal proceedings, including those which are more fully described in our reports filed under the Exchange Act; acquisitions and divestitures we anticipate may not occur or produce anticipated benefits; risks associated with our debt; failure to find or acquire economically recoverable natural gas reserves to replace our current natural gas reserves; decrease in our borrowing base, which could decrease for a variety of reasons including lower natural gas prices, declines in natural gas proved reserves, and lending requirements or regulations; we may operate a portion of our business with one or more joint venture partners or in circumstances where we are not the operator, which may restrict our operational and corporate flexibility and we may not realize the benefits we expect to realize from a joint venture; changes in federal or state income tax laws, particularly in the area of intangible drilling costs; challenges associated with strategic determinations, including the allocation of capital and other resources to strategic opportunities; our development and exploration projects, as well as CNXM’s midstream system development, require substantial capital expenditures; terrorist attacks or cyber-attacks could have a material adverse effect on our business, financial condition or results of operations; construction of new gathering, compression, dehydration, treating or other midstream assets by CNXM may not result in revenue increases and may be subject to regulatory, environmental, political, legal and economic risks; our success depends on key members of our management and our ability to attract and retain experienced technical and other professional personnel; we may not achieve some or all of the expected benefits of the separation of CONSOL Energy; CONSOL Energy may fail to perform under various transaction agreements that were executed as part of the separation, including with respect to indemnification obligations; CONSOL Energy may not be able to satisfy its indemnification obligations in the future and such indemnities may not be sufficient to hold us harmless from the full amount of liabilities for which CONSOL Energy has been allocated responsibility; and the separation could result in substantial tax liability. Additional factors are described in detail under the captions “Forward Looking Statements” and “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission, as supplemented by our quarterly reports on Form 10-Q.

This press release sets forth certain preliminary estimates of financial and operating results that the company expects to report for the quarter ended March 31, 2018. The company is currently in the process of finalizing its financial results for the quarter, and the preliminary estimated financial information presented above reflects various assumptions and estimates based only upon preliminary information available to the company as of April 27, 2018. This information should not be viewed as a substitute for full interim financial statements prepared in accordance with accounting principles generally accepted in the United States. Our independent registered public accounting firm has not reviewed this preliminary estimated financial information or expressed any opinion or other form of assurance on the preliminary estimated results presented below. As a result, while this information is presented with ranges that the company considers to be reasonable, it remains in all cases subject to change pending finalization. Items or events may be identified or occur after issuance of these preliminary results due to the completion of operational and financial closing procedures, final adjustments (including as it relates to income taxes) and other developments may arise that would require the company to make material adjustments to the final first quarter financial information. Therefore, actual results may differ materially from the current expectations expressed in this filing.

Contacts:

Investor: Tyler Lewis, at (724) 485-3157

Media:     Brian Aiello, at (724) 485-3078